As  filed  with  the Securities and Exchange Commission on September
         5, 1995
    Registration No. 33-62299

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                           AMENDMENT NO. 1 to
                               FORM S-3

                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                        _____________________

                     LOGIC DEVICES INCORPORATED
      (Exact name of Registrant as specified in its charter)

       CALIFORNIA                                       94-2893789
 (State or other jurisdiction of               (I.R.S. Employer Identification
 incorporation or organization)                             Number)

                        628 East Evelyn Avenue
                     Sunnyvale, California  94086
                            (408) 737-3300
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                      ______________________

                           William J. Volz
                              President
                     Logic Devices Incorporated
                       628 East Evelyn Avenue
                     Sunnyvale, California  94086
                           (408) 737-3300
      (Name and address, including zip code, and telephone number, including area code, of agent for service)
                       _______________________

                              COPIES TO:

                         David R. Selmer, Esq.
               Barack, Ferrazzano, Kirschbaum & Perlman
                         333 West Wacker Drive
                              Suite 2700
                       Chicago, Illinois  60606

      Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  <square>

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>

                        CALCULATION OF REGISTRATION FEE

Title of Each Class             Proposed Maximum  Proposed Maximum
of Securities     Amount to be  Offering Price    Aggregate Offering  Amount of
to be Registered  Registered    Per Share{(1)}    Price{(1)}    Registration Fee
 Common Stock, no par
 value
                   75,000         $12.50           $937,500           $324.00

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low sales prices as reported on the National Association of Securities Dealers Automated Quotation National Market System for August 29, 1995.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                     PRELIMINARY PROSPECTUS DATED AUGUST 30, 1995

                           LOGIC DEVICES INCORPORATED

                         75,000 SHARES OF COMMON STOCK

   This Prospectus relates to 75,000 shares of common stock, no par value per share (the "Common Stock"), of Logic Devices Incorporated
 (the "Company") which are held by the "Selling Shareholder" identified herein (the "Offered Securities").

   The Offered Securities may be offered from time to time by the "Selling Shareholder" or its pledgees, donees, transferees or other
 successors  in  interest.   See  "Selling  Shareholder."   THE SELLING
  SHAREHOLDER HAS ADVISED THE COMPANY THAT SALES OF THE OFFERED SECURITIES MAY BE MADE, IF AT ALL, FROM TIME TO TIME AFTER THE
 EFFECTIVE DATE OF THE REGISTRATION STATEMENT  OF WHICH THIS PROSPECTUS
  IS A PART IN THE OVER-THE-COUNTER MARKET THROUGH LICENSED BROKER-DEALERS OR OTHERWISE, AT THE THEN PREVAILING MARKET PRICES OR
 OTHERWISE AT PRICES AND ON TERMS THEN OBTAINABLE OR THROUGH PRIVATELY NEGOTIATED TRANSACTIONS. NO PERIOD OF TIME HAS BEEN FIXED WITHIN WHICH THE OFFERED SECURITIES COVERED BY THIS PROSPECTUS MAY BE OFFERED OR SOLD. SEE "PLAN OF DISTRIBUTION."

   The Company will receive no part of the proceeds of any sales of the Offered Securities. The Company will pay all expenses with respect to this Offering, except for underwriting discounts, brokerage fees and commissions and transfer taxes for the Selling Shareholder, which will be borne by the Selling Shareholder.

  INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF
 RISK.
                     SEE "RISK FACTORS."

   The Company's Common Stock is traded in the national over-the-counter market and prices are quoted by the National Association of
 Securities  Dealers  Automated  Quotation  ("Nasdaq")  National Market
  System under the symbol LOGC. On August 29, 1995, the last reported sale price of the Common Stock, as reported by the Nasdaq National Market System, was $12.125.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
        SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
      ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE
                           CONTRARY IS UNLAWFUL.

             THE DATE OF THIS PROSPECTUS IS           , 1995

   No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in  connection  with the Offered Securities  and,  if  given  or  made,  such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public
  Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511.

   The Company has filed with the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the
  Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered pursuant to this Prospectus. This
 Prospectus, which is part of the Registration Statement, does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration
  Statement and the exhibits filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the
  Commission and its regional officers at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                     DOCUMENTS INCORPORATED BY REFERENCE

   The following documents filed with the Commission are incorporated by reference in this Prospectus:

   (1) the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1994 (File No. 0-17187);

   (2) all other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
 (1) above.

   (3) the description of the Company's Common Stock contained in its Registration Statement on Form S-18, as amended (File No. 33-23763-LA).

   All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, are hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded should not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the
 Registration Statement.


                                RISK FACTORS

   Investment in the Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors in evaluating the Company and its business before investing in the Common Stock.

   DEPENDENCE ON NEW PRODUCTS AND TECHNOLOGIES. The Company's future success will depend, in large part, upon its ability to successfully develop and market new products, and to have access to leading edge semiconductor wafer fabrication process technology. The Company serves a number of small or niche markets which each require constant monitoring and evaluation by the Company.
  Semiconductor design and process technologies are subject to rapid technological change, requiring a high level of expenditure for research and development. Further, even if successfully developed, the success of new product introductions is dependent on several factors, including proper new product selection, timely product introduction, achievement of acceptable production yields and market acceptance. There can be no assurance that the Company will successfully develop new products that can be introduced on a timely or cost-effective basis or that will achieve market acceptance.
   DEPENDENCE ON OUTSIDE WAFER FOUNDRIES AND TECHNOLOGY. The Company is dependent on outside silicon foundries, two located in Japan and one located in Taiwan, for its silicon wafer fabrication. While the Company can obtain wafers used in many of its current products from any of these three sources, each source uses a different technological process. During 1992, the Company redesigned its static random access memories ("SRAM") product line and initiated product designs with two of its current foundries as a result of the termination of a guaranteed supply arrangement with a domestic supplier. While the Company regularly evaluates the availability of additional sources of processed wafers, there can be no assurance that other foundries will be available or, if available, will be able to supply wafers on a timely basis or provide a process which is technologically comparable or as cost-effective as the process used by the Company's current foundries. Other semiconductor companies pursuing outside wafer fabrication may enter into supply contracts which guarantee certain capacity to the semiconductor company, but require minimum purchase commitments. To date, the Company has not committed itself to minimum purchases although it does have a supply contract with one of its current foundries. The Company's reliance on outside foundries involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

   It is not unusual in the semiconductor industry to experience disruptions in the supply of processed wafers due to quality or yield problems. For this reason the Company has historically maintained a high inventory level of processed wafers. There can be no assurance that such a material disruption in supply will not occur. Further, if the Company's foundries are unable or unwilling to produce adequate supplies of processed wafers, the Company's business would be adversely affected. In such an event the Company would incur delay and expense to redesign its circuits to be compatible with a new manufacturer's complementary metal-oxide-silicon ("CMOS") process.

   CYCLICAL NATURE OF SEMICONDUCTOR INDUSTRY. The semiconductor industry has historically been characterized by repeated and severe business cycles. The industry is characterized by a number of factors, including fluctuation in user demand, price volatility, variations in manufacturing capacity and efficiencies, rapid technological change and significant process and product development. The Company expects that as it introduces a broader range of products, including more standard or commodity products, the cyclical nature of the semiconductor industry may have greater impact on the Company's business and operating results in the future and may cause greater fluctuations in the Company's period-to-period performance.

   COMPETITION. The semiconductor industry is intensely competitive and is characterized by rapid technological change, product obsolescence, fluctuations in both demand and capacity and price erosion. These factors can render obsolete the processes and products currently utilized or produced by the Company. In such cases, the Company will be required to develop products utilizing new processes and may be required to establish new foundry relationships. The Company faces competition from other manufacturers of high-performance integrated circuits, many of which have advanced technological capabilities, are currently increasing their participation in the high-performance CMOS market and have internal wafer fabrication capabilities. The ability of the Company to compete in this rapidly evolving environment depends on elements both within and outside the control of the
  Company. These elements include: the Company's ability to develop new products in a timely manner; the cost effectiveness of its manufacturing;
  successful introduction to and acceptance by customers of new products; the speed at which customers incorporate the Company's products into their systems; continued access to advanced semiconductor foundries and leading edge CMOS process technology; the number and capabilities of the Company's competitors as well as general economic conditions. The Company experiences competition from a number of domestic and international companies, most of which have substantially greater financial, technical, manufacturing and marketing resources than the Company. Emerging companies also are attempting to obtain a share of the existing market. To the extent that the Company's products achieve market acceptance, other manufacturers may seek to offer competitive products or embark on pricing strategies which could have adverse effects on the Company's operating results.

   DEPENDENCE ON KEY PERSONNEL. The Company's continued success is dependent in part upon a number of key management personnel and technical employees, the loss of one or more of whom could adversely affect the Company. The Company believes that its future success will depend in part on its ability to attract, retain and motivate highly skilled employees, who are in great demand in the semiconductor industry. The Company does not have any employment agreements with any of its key employees.

   DEPENDENCE ON SUBCONTRACT ASSEMBLY.  The  Company  is  dependent  on outside subcontract assembly for the assembly of the Company's products. The Company's products are assembled by several independent subcontractors in the
  United States and the Far East. Shortages of raw materials or disruption in the provision of services by the Company's assembly subcontractors, or other circumstances that would require the Company to seek alternative sources of supply, could lead to constraints or delays in the timely delivery of the Company's products. Such constraints or delays could result in the loss of customers, reductions in the Company's revenue, or other adverse effects on the Company's operating results. The Company's reliance on subcontract assembly involves several other risks, including reduced control over delivery schedules, quality assurance and costs.

   DEPENDENCE ON FEW CUSTOMERS. In 1993, a single customer accounted for 13% of product revenues, and in 1994 yet another customer accounted for 12% of product revenues. The loss of any major customer or a substantial reduction in sales from such a customer could adversely affect the Company.

   DEPENDENCE UPON INDEPENDENT DISTRIBUTORS AND SALES REPRESENTATIVES. Most of the Company's sales are generated by electronics distributors and independent sales representatives that are not under the direct control of the Company. These electronics distributors generally represent product lines offered by several companies, including competitive product lines, and thus could reduce their sales efforts applied to the Company's products or terminate their representation of the Company.

   CONTROL BY SHAREHOLDERS.   Certain  of the Company's shareholders, including
 the Selling Shareholder, currently are able to exert a significant measure of control over the affairs and policies of the Company if they act together.

   VOLATILITY OF STOCK PRICE. There has been significant volatility in the market price of securities of electronics companies in general, and semiconductor  technology  companies  in  particular,  including  the Company.
  Various factors and events, including announcements or developments by the Company or other companies engaged in the semiconductor or related industries concerning, among other things, suppliers, customers, financial results, product developments, patents, or proprietary rights may have a significant impact on the Company's business and on the market price of the Common Stock.

   IMPACT OF FUTURE SALES ON MARKET PRICE OF COMMON STOCK. Based on 6,193,100 shares outstanding after completion of this Offering (assuming exercise of all currently outstanding options and warrants), the number of shares of Common Stock offered hereby represents approximately 1.2% of the total number of shares of Common Stock outstanding. The Selling Shareholder owns 75,000 shares of Common Stock, all of which shares are being registered for sale hereunder. See "Selling Shareholder" and "Plan of Distribution." If the Selling Shareholder or the Company's other shareholders, under Rule 144 or otherwise, were to make available for sale or sell a large amount of Common Stock in the market at one time, the market price of the Common Stock could be adversely affected. Furthermore, other sales of substantial amounts of the Company's Common Stock in the public market, or even the potential for such sales, could adversely effect prevailing market prices for the Company's Common Stock. In this respect, the Company completed two placements in August of 1995 for an aggregate of 855,000 shares of Common Stock. These shares were not registered under the Securities Act of 1933, as amended, and may not be sold without registration unless an exemption from such registration is available. Additionally, certain warrants to purchase an aggregate of 326,895 shares of Common Stock are currently outstanding. See "Subsequent Events-- Exercise of Warrants" and "--Grant of Warrants." Such shares of Common Stock, upon exercise of the underlying warrants, could also be made available for sale.

   INTERNATIONAL TRADE AND CURRENCY EXCHANGE. Many of the materials and manufacturing steps in the Company's products are supplied by foreign companies. Also, approximately 18%, 19%, 21% and 13% of the Company's net sales in 1994,  1993,  1992  and  1991,  respectively,  were  to international customers. Accordingly, both manufacturing and sales of the Company's products may be adversely affected by political or economic conditions abroad.
  In addition, various forms of protectionist trade legislation have been proposed in the United States and certain foreign countries. A change in current tariff structures or other trade policies could adversely affect the Company's international customers or decrease the cost of products from the Company's international competitors.

   PROTECTION OF PROPRIETARY INFORMATION. The Company has been awarded one patent by the United States Patent Office and has acquired additional patents as part of its acquisition of certain assets of Star Semiconductor Corporation
  ("Star"); however, the Company relies primarily on its design know-how and continued access to advanced CMOS process technology, rather than on patents, to develop and maintain its competitive position. There can be no assurance that the Company will continue to have access to advanced semiconductor process technology or that others will not develop, patent or gain access to similar know-how and technology, or reverse engineer the Company's products.
  The Company attempts to protect its trade secrets and other proprietary information through confidentiality agreements with employees, consultants, suppliers and customers, but there can be no assurance that those measures will be adequate to protect the Company's interests. Others in the semiconductor industry have obtained patents covering a variety of semiconductor designs and processes, and the Company has from time to time received and may in the future receive notices from third parties asserting that one or more aspects or uses of the Company's products is infringing such third parties' patent rights. Presently there are no such claims pending against the Company. Although the Company does not believe that it infringes any known patents at this time, if any such infringement exists, the Company may be liable for damages and may find it necessary or desirable to obtain licenses under third parties' patents. Based on industry practice, the Company believes that, in most cases, any necessary licenses could be obtained on conditions that would not materially adversely affect the Company, but there can be no assurances that such licenses could be obtained or that litigation would not occur. The inability of the Company to obtain such licenses or the occurrence of litigation could adversely affect the Company.


                                 THE COMPANY

   Logic Devices Incorporated (the "Company") designs and markets high-performance digital integrated circuits. The Company's circuits address applications which require high computational speeds,  high-reliability,  high levels of circuit integration (complexity) and low power consumption. The Company's products are incorporated into products manufactured by OEMs and utilized in high-speed electronic computational applications in computers and work stations, broadcast and medical video image processing, and telecommunication systems. The Company's product strategy is to develop and market industry standard circuits which offer superior performance, as well as Company proprietary circuits to meet specific customer needs.

   The Company currently offers products in two areas: (1) DSP (digital signal processing) circuits consisting of high-performance arithmetic computational functions  (multipliers,  arithmetic-logic  units  "ALUs",  and  special  math function applicable to digital signal processing computations); and (2) high-speed SRAMs (static random access memories) including FIFO (first in/first out) Memories. As of December 31, 1994, the Company offered 49 catalog products which are sold to a diverse customer base. With the multiplicity of packaging and performance options, the 49 basic products result in nearly 1,000 catalog items.

   The Company's plug compatible catalog products are designed to replace existing industry standard integrated circuits offering superior performance, lower power consumption and reduced cost. Proprietary catalog products are developed by the Company to address specific functional application needs or performance levels that are not otherwise commercially available. The Company seeks to provide related groups of circuits that OEMs purchase for incorporation into high-performance electronic systems.

   The Company relies on third party silicon foundries to process silicon wafers, each wafer having up to several hundred integrated circuits of a given
  Company design, from which finished products are then assembled. The Company's strategy is to outsource wafer processing to third party foundries in order to avoid the substantial investment in capital equipment required to establish a wafer fabrication facility. The Company works closely with the foundries in order to take advantage of their processing capabilities and continues to explore and develop additional foundry relationships in order to minimize its dependence on any single relationship.

   The Company markets its products worldwide through its own direct sales force, a network of 61 national and international independent sales representatives and 16 international and domestic distributors. In 1994, approximately 52% of the Company's net revenues were derived from OEMs, while sales through foreign and domestic distributors accounted for approximately 48% of net revenues. Among the Company's OEM customers are DSC Communications Corporation, Group Technology Laboratories, Inc. and Acuson Corporation. Approximately 82% of the Company's net revenues have historically been derived from the United States and approximately 18% have been derived from foreign sales.

   The Company was incorporated under the laws of the State of California in April 1983. The Company's principal offices are located at 628 East Evelyn Avenue, Sunnyvale, California 94086, and its telephone number is (408) 737-3300.

                              SUBSEQUENT EVENTS

   The following events have occurred since December 31, 1994, which updates information contained in the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1994 (the "1994 Annual Report"):

   EMPLOYEE STOCK OWNERSHIP PLAN. The Company's Employee Stock Ownership Plan ("ESOP") has been terminated. At the termination date, 226,770 shares of
  Common Stock were vested, and the Company is in the process of distributing the shares to eligible participants. The Company has filed a registration statement under the Securities Act to register the shares being distributed. Following the distribution of the shares held by the ESOP, most distributees will be free to sell such shares without restriction.

   STAR ACQUISITION. On April 14, 1995, the Company acquired certain assets from Star, including patents, processes and technology regarding a proprietary stream processor ("SPROC") which is a programmable DSP architecture that offers a significant performance advantage in data flow signal processing applications. Such assets were acquired in return for 75,000 shares of the Company's Common Stock. These shares are the Offered Securities covered by the Prospectus.

   SHAREHOLDER LOAN. As more fully discussed in the 1994 Annual Report, certain shareholders of the Company (the "Shareholder Creditors") had loaned various amounts to the Company (the "Shareholder Loan"). The Company has repaid the Shareholder Loan in full using proceeds from a bank loan.

   EXERCISE OF WARRANTS. Of the warrants to purchase an aggregate of 150,000 shares of Common Stock which had been issued in connection with an extension of the Shareholder Loan under a Loan Extension and Warrant Purchase Agreement, all as more fully described in the 1994 Annual Report, warrants to purchase
  74,955 shares have been exercised and warrants to purchase 75,045 remain outstanding. Such warrants contain provisions which adjust the exercise price in certain circumstances, such as the issuance of additional Common Stock or other securities at less than the exercise price and stock splits. In addition, they contain provisions which adjust the number of warrant shares in the event of certain mergers, reorganizations and reclassifications. The exercise price is $3.45 per share, and the warrants expire March 1, 1996. The warrants are transferable by the holders thereof in accordance with applicable securities laws.

   CONVERSION OF PREFERRED SHARES. The holders of the Company's 154 shares of previously issued and outstanding Series A Preferred Stock have converted all of such shares into 25,666 shares of Common Stock pursuant to the terms of the Series A Preferred Stock.

   PLACEMENT OF SECURITIES. In August of 1995, the Company issued a total of 855,000 shares of Common Stock in separate private placement transactions exempt from registration under the Securities Act, for an aggregate
 consideration  of  approximately  $9,850,000.   The shares were not registered
  under the Securities Act and cannot be sold or transferred without registration or an exemption from such registration requirements.

   GRANT OF WARRANTS. On February 15, 1995, the non-employee directors of the Company were granted warrants to purchase an aggregate of 220,000 shares of
 Common Stock. The grants were ratified by shareholders of the Company at the Company's 1995 annual meeting of shareholders held June 13, 1995. The warrants have an exercise price of $2.5625 per share, which was the last reported transaction price of the Common Stock on February 15, 1995, and expire on February 15, 2000. Certain other warrants were issued by the Company in connection with one of the private placements described above. The warrants give the holders the right to purchase from the Company up to 31,850 shares of Common Stock at an exercise price equal to $12.625 per share (the last reported transaction price on the grant date of August 21, 1995). The warrants were exercisable immediately upon their issuance and expire on August 21, 1998. The warrants are transferable by the holders thereof in accordance with applicable securities laws.

                               USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of any of the Offered Securities by the Selling Shareholder.


                            SELLING SHAREHOLDERS

   The Company issued 75,000 shares of Common Stock to Star on April 14, 1995 in consideration of the Company's purchase of certain assets from Star. See
  "Subsequent Events--Star Acquisition." Star subsequently transferred these shares to the Credit Managers Association of California ("CMAC") as part of Star's liquidation.

   The following table sets forth additional information as of August 28, 1995, regarding the Selling Shareholder's ownership of Common Stock:

 NAME OF RECORD OWNER   NUMBER OF SHARES  SHARES COVERED BY   NUMBER OF SHARES
                        OWNED             THIS PROSPECTUS     NOT COVERED BY
                                                              THIS PROSPECTUS
 CMAC                   75,000            75,000                      0
 TOTAL                  75,000            75,000                      0

                            PLAN OF DISTRIBUTION

   The Offered Securities may be sold from time to time by the Selling Shareholder or its pledgees, donees, transferees or other successors in interest in one or more transactions at a fixed offering price, at varying prices determined at the time of sale or at negotiated prices. Such sales may be made to purchasers directly by the selling shareholders (or their pledgees, donees, transferees or other successors in interest) or, alternatively, the
  Selling Shareholder (or its pledgees, donees, transferees or other successors in interest) may offer the Offered Securities, pursuant to this Registration Statement or Rule 144 of the Securities Act, through underwriters, dealers, brokers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder (or its pledgees, donees, transferees or other successors in interest) and/or the purchasers of the Offered Securities for whom they may act as agents. In effecting sales of Offered Securities, brokers or dealers may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. Sales of Common Stock may be made through Nasdaq or otherwise at prices and at terms then prevailing or in negotiated transactions.

   Under the terms of the agreement by and among the Company, Star and CMAC, CMAC is permitted to sell no more than 37,500 of the 75,000 shares of Common Stock which it owns within the first ten days of the effective date of the registration statement filed in connection with this Prospectus, and following this ten day period is permitted to sell up to one-sixth of the remaining unsold shares of Common Stock each month for the next six months, unless CMAC receives prior written permission from the Company to accelerate the sale of its shares of Common Stock. CMAC has indicated that it intends to sell the
  75,000 shares which it owns consistent with market conditions and the constraints set forth in the immediately preceding sentence, but has not requested permission from the Company to accelerate the timing in which such sales may be made under its agreement with the Company.

   The Company has agreed to indemnify the Selling Shareholder against certain liabilities in connection with the distribution of the Offered Securities, including liabilities under the Securities Act. Under agreements that may be entered into by the Selling Shareholder, brokers or dealers who participate in the distribution of the Offered Securities may be entitled to indemnification by the Selling Shareholder and the Company against certain liabilities, including liabilities under the Securities Act.

                                LEGAL MATTERS

   The validity of the Offered Securities has been passed upon by Barack, Ferrazzano, Kirschbaum & Perlman, Chicago, Illinois.


                                   EXPERTS

   The financial statements and the related supplemental schedules incorporated into this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been so incorporated in reliance upon the report of Meredith Cardozo, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

 NO  DEALER, SALESPERSON OR OTHER
 INDIVIDUAL HAS BEEN AUTHORIZED TO
 GIVE ANY INFORMATION OR MAKE ANY
 REPRESENTATIONS NOT CONTAINED IN
 THIS  PROSPECTUS  IN  CONNECTION
 WITH THE OFFERING COVERED BY THIS
 PROSPECTUS.   IF GIVEN OR  MADE,
 SUCH       INFORMATION        OR
 REPRESENTATIONS   MUST   NOT  BE
 RELIED   UPON   AS  HAVING  BEEN
 AUTHORIZED BY THE  COMPANY. THIS
 PROSPECTUS DOES NOT CONSTITUTE AN
 OFFER TO SELL, OR A SOLICITATION
 OF AN OFFER TO BUY,  THE  COMMON
 STOCK IN ANY JURISDICTION WHERE,
 OR TO ANY PERSON TO WHOM, IT  IS
 UNLAWFUL  TO MAKE ANY SUCH OFFER
 OR  SOLICITATION.   NEITHER  THE                 LOGIC DEVICES
 DELIVERY OF THIS PROSPECTUS  NOR                 INCORPORATED
 ANY  SALE  MADE HEREUNDER SHALL,
 UNDER ANY CIRCUMSTANCES,  CREATE
 AN IMPLICATION THAT THERE HAS NOT
 BEEN ANY CHANGE IN THE FACTS SET
 FORTH  IN THIS PROSPECTUS OR  IN
 THE AFFAIRS OF THE COMPANY SINCE
 THE DATE HEREOF.
                                                  75,000 SHARES OF
                                                  COMMON STOCK


        TABLE OF CONTENTS

                                PAGE
 Available Information             2

 Documents Incorporated By
 Reference                         2

 Risk Factors                      3

 The Company                       6
                                                   PROSPECTUS
 Subsequent Events                 7

 Use of Proceeds                   8

 Selling Shareholders              8

 Plan of Distribution              8

 Legal Matters                     9

 Experts                           9

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

 Registration Fee                                 $     324.00
 Legal Fees and Expenses                          $   8,000.00
 Accounting Fees and Expenses                     $     500.00
 Miscellaneous                                    $    1176.00

 Total                                            $  10,000.00


     All expenses are estimated except the Registration Fee.

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the full extent permitted by Section 317 of the California General Corporation  Law.
 Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors and other corporate agents in
  terms  sufficiently  broad  to  indemnify  such  persons,   under   certain
   circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

 ITEM 16.  EXHIBITS

     Exhibit
       NO.            DESCRIPTION

        3.1*    Articles  of  Incorporation of Logic Devices Incorporated, as
                amended.   Incorporated  by  reference  to  Ex.  3.1  of  the
                Registrant's  Form  S-18 Registration Statement (File No. 33-
                23763-LA)
        3.2*    Bylaws  of  Logic  Devices   Incorporated.   Incorporated  by
                reference   to  Ex.  3.2  of  the  Registrant's   Form   S-18
                Registration Statement (File No. 33-23763-LA)
        4.1*    Form of certificate for shares of the Company's Common Stock.
                Incorporated by reference to Exhibit 1.1 of the Amendment No.
                1  on Form 8 to  Application  or  Report  Filed  Pursuant  to
                Section  12,  13  or  15(d) of the Securities Exchange Act of
                1934, dated October 4, 1988 (File No. 0-17187)
        5.1*    Opinion Letter of Barack,  Ferrazzano,  Kirschbaum  & Perlman
                regarding the validity of the securities being registered
       10.1*    Registration  Rights  Agreement  by and between Logic Devices
                Incorporated,  Star  Semiconductor  Corporation   and  Credit
                Managers Association of California, dated April 14, 1995
       23.1*    Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in Exhibit 5)
       23.2*    Consent of Meredith Cardozo
       24.1*    Powers of Attorney (included on signature page)


 * Previously filed

 ITEM 17.  UNDERTAKINGS

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the
 Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant  has  been  advised  that  in  the  opinion of the
  Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 5, 1995.

                                   LOGIC DEVICES INCORPORATED


                                   By:/S/ WILLIAM J. VOLZ

                                          William J. Volz
                                          President and Director


                                   By:/S/ TODD J. ASHFORD

                                          Todd J. Ashford
                                          Chief Financial Officer


                              POWER OF ATTORNEY

   Know all men by these presents, that each person whose signature appears below constitutes and appoints William J. Volz and Todd J. Ashford, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including in his capacity as a director or officer of Logic Devices Incorporated) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
 Commission, granting unto said attorney-in-fact  and  agent  full  power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on September 5, 1995.

 SIGNATURE                    TITLE

        *                     Chairman of the Board
 Howard L. Farkas


        *                     Director
 Burton W. Kanter


        *                     Director
 Albert Morrison, Jr.


 /S/ WILLIAM J. VOLZ          President and Director
 William J. Volz              (Principal Executive Officer)


 /S/ TODD J. ASHFORD          Chief Financial Officer (Principal
 Todd J. Ashford              Financial and Accounting Officer)

* Todd J. Ashford, by signing his name hereto, does hereby sign this document on behalf of himself and on behalf of each of the other persons named pursuant to powers of attorney duly executed by such other persons and included on the signature page of the original filing of this Registration Statement.

                                       /s/ TODD J. ASHFORD
                                        Todd J. Ashford, Attorney-in-Fact

                          LOGIC DEVICES INCORPORATED

                              INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
                                                                      NUMBERED
   EXHIBIT                                                            PAGE OF
   NUMBER           DESCRIPTION OF EXHIBITS                           EXHIBIT
    3.1*            Articles of Incorporation of Logic Devices
                    Incorporated, as amended.  Incorporated by
                    reference to Ex. 3.1 of the Registrant's Form S-18
                    Registration Statement (File No. 33-23763-LA)
    3.2*            Bylaws of Logic Devices Incorporated.
                    Incorporated by reference to Ex. 3.2 of the
                    Registrant's Form S-18 Registration Statement
                    (File No. 33-23763-LA)
    4.1*            Form of certificate for shares of the Company's
                    Common Stock.  Incorporated by reference to
                    Exhibit 1.1 of the Amendment No. 1 on Form 8 to
                    Application or Report Filed Pursuant to Section
                    12, 13 or 15(d) of the Securities Exchange Act of
                    1934, dated October 4, 1988 (File No. 0-17187)
     5.1*           Opinion Letter of Barack, Ferrazzano, Kirschbaum &
                    Perlman regarding the validity of the securities
                    being registered
    10.1*           Registration Rights Agreement by and between Logic
                    Devices Incorporation, Star Semiconductor
                    Corporation and Credit Managers Association of
                    California, dated April 14, 1995
    23.1*           Consent of Barack, Ferrazzano, Kirschbaum &
                    Perlman (included as part of Exhibit 5)
    23.2*           Consent of Meredith Cardozo
    24.1*           Powers of Attorney (included on signature page)

   *  Previously filed